Form of Notice of Withdrawal of Tender

Exhibit D

Notice of Withdrawal of Tender

Regarding Shares in

Morgan Stanley Global Long/Short Fund A

Tendered Pursuant to the Offer to Purchase

Dated June 17, 2008

The Offer and Withdrawal Rights Will Expire at,

and This Notice of Withdrawal Must Be Received by

Morgan Stanley Global Long/Short Fund A by,

12:00 Midnight, Eastern Time, on July 28, 2008,

Unless the Offer Is Extended.

Complete this form only if you would like to rescind your previous Tender Request.

Complete this Notice of Withdrawal and Return or Deliver to

Morgan Stanley Global Long/Short Fund A:

Overnight Delivery:	Regular Mail:
30 Dan Road	P.O. Box 8031
Canton, Massachusetts 02021	Boston, Massachusetts 02266-8031

For additional information:

Phone: (800) 421-7572

Fax: (877) 839-1119

D-1

Complete this form only if you would like to rescind your previous tender request.

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its shares in Morgan Stanley Global Long/Short Fund A (the “Fund”) for purchase by the Fund, which tender was previously submitted by the undersigned in a Letter of Transmittal Regarding Shares in the Fund Dated June 17, 2008.

Such tender was in the amount of:

☐	All of the undersigned’s shares.

☐	That amount of the undersigned’s shares having the following dollar value.

$

☐	That amount of the undersigned’s shares whose value is in excess of the required minimum net asset value of $100,000.

The undersigned recognizes that, upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the undersigned’s shares in the Fund previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

Account Number:

D-2

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature	Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Print Name of Investor	Signature
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Print Name and Title of Co-Signatory

Date:

D-3